EXHIBIT 99.1

News Release

First Solar Appoints Jim Brown President, Global Business Development
Announces Additional Executive Changes

TEMPE, Ariz., Dec. 14, 2011 - First Solar, Inc. (NASDAQ: FSLR) today announced it will consolidate its worldwide sales and project development activities under Jim Brown, who has been appointed to the new role of President, Global Business Development. The move combines First Solar's Utility Systems Business Group and Components Business Group under a unified global structure encompassing sales, project development, product management and the customer service and technical services groups. As a result of the reorganization, TK Kallenbach, President of the Components Business Group (CBG), will leave First Solar effective Jan. 1, 2012.

In addition, First Solar has reorganized the structure and roles in its finance and accounting groups to optimize efficiency. As a result, James Zhu, Chief Accounting Officer, has elected to leave the company to pursue other opportunities. Mark Widmar, Chief Financial Officer (CFO), will add the role of Chief Accounting Officer to his responsibilities effective Feb. 1, 2012, and Zhu will remain with First Solar through May 1, 2012 to ensure a smooth transition.

"We thank TK and James for their dedication and for their commitment to helping us build sustainable global markets for solar electricity,” said Mike Ahearn, Chairman and interim CEO of First Solar. “These changes support our broader effort to reposition First Solar to lead the industry through the current market turbulence, and to better serve our customers around the world with comprehensive solar energy solutions.”

“First Solar is uniquely positioned in the PV (photovoltaic) industry to have a deep and meaningful impact on the future of electricity generation, and it has been rewarding to be a part of that success,” said Kallenbach.

Brown joined First Solar in 2008 as Vice President, Project Finance, and was appointed President of the Utility Systems business in Aug. 2011. Prior to joining First Solar, Brown worked in banking for approximately 20 years covering project and structured finance for the energy and industrial sectors.

Widmar joined First Solar as CFO in April 2011 from Graftech International Ltd., where he was CFO. Prior to joining Graftech in 2006, he held senior positions in finance and controlling at NCR, Dell, and Lucent Technologies. Widmar is a Certified Public Accountant (CPA).

Kallenbach joined First Solar in Dec. 2009 as Executive Vice President of Marketing and Product Management and was appointed President of the Components Business Group in Feb. 2011. Before joining First Solar, Kallenbach worked for Honeywell Aerospace for 30 years in variety of senior business, technical and strategy leadership positions.

Zhu joined First Solar in 2007 as Vice President and Corporate Controller and has been Chief Accounting Officer since 2009. Prior to joining, First Solar Zhu was Vice President and Corporate Controller at Salesforce.com.

About First Solar, Inc.
First Solar manufactures solar modules with an advanced semiconductor technology, and is a premier provider of comprehensive photovoltaic (PV) system solutions. The company is delivering an economically viable alternative to fossil-fuel generation today. From raw material sourcing through end-of-life collection and recycling, First Solar is focused on creating value-driven renewable energy solutions that protect and enhance the environment. For more information about First Solar, please visit www.firstsolar.com.

For First Solar Investors
This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Those statements involve a number of factors that could cause actual results to differ materially, including risks associated with the company's business involving the company's products, their development and distribution, economic and competitive factors and the company's key strategic relationships and other risks detailed in the company's filings with the Securities and Exchange Commission. First Solar assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Contacts:
Media
Ted Meyer
ted.meyer@firstsolar.com
+1 (602) 427-3318

Investors
David Brady
dbrady@firstsolar.com
Luke Fairborn
lucas.fairborn@firstsolar.com
+1 (602) 414-9315